Item 77Q3
Legg Mason Partners Income Trust
Legg Mason Partners Intermediate-Term U.S.
Government Fund

Registrant Incorporates by reference Registrant's
Form 497 Definitive Materials
"dated May 15, 2008 filed on May 15, 2008."
(Accession No. 0001193125-08-115849)